UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2007

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 16, 2007, MedQuist Inc. (“we” or “us”) entered into an amendment (the “Amendment”) to that certain executive employment agreement dated February 24, 2005 between us and our President, Frank Lavelle (the “Agreement”). Pursuant to the Agreement, Mr. Lavelle was entitled to terminate his employment with us and receive certain severance payments in the event that the Board did not appoint him as our Chief Executive Officer upon the later of:

•                  the date that is 30 days following the departure of Howard Hoffmann, our interim Chief Executive Officer; and

•                  March 8, 2007, which is the second anniversary of Mr. Lavelle’s employment commencement date.

Under the terms of that certain letter agreement by and between us and Nightingale and Associates, LLC dated January 8, 2007, Mr. Hoffmann will continue in his role as our interim Chief Executive Officer through June 30, 2007.

Pursuant to the Amendment, the Agreement has been modified such that, in the event that the Board fails to appoint Mr. Lavelle as our Chief Executive Officer by June 30, 2007 and Mr. Lavelle provides notice of his resignation as a result of such failure by July 30, 2007, Mr. Lavelle will be entitled to:

•                  a severance payment in the amount of $1,000,000, payable in 18 monthly installments of $55,555.56 commencing on July 31, 2007;

•                  reimbursement for costs incurred in obtaining outplacement services, at a cost not to exceed $100,000, subject to provision of documentation reasonably satisfactory to us;

•                  certain medical coverage as described in the Agreement; and

•                  immediate vesting in any restricted stock and stock options issued pursuant to the Agreement.

A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement by and between MedQuist Inc. and Frank Lavelle dated February 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: February 20, 2007	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer